EXHIBIT 1

March 14, 2005
FOR IMMEDIATE RELEASE
Enerplus Resources Fund
TSX: ERF.UN
NYSE: ERF

ENERPLUS RESOURCES FUND FILES
OIL AND GAS RESERVES AND OPERATIONAL INFORMATION

Calgary, Alberta, Canada, March 14, 2005 - Enerplus Resources Fund ("Enerplus" or "the Fund") has filed its Annual Information Form (the "AIF") for the year ended December 31, 2004 with the Canadian securities regulatory authorities on the System for Electronic Document Analysis and Retrieval ("SEDAR") in Canada, and has filed its Form 40-F (which includes the AIF) with the U.S. Securities and Exchange Commission on the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system in the United States. The AIF contains the statement and reports relating to reserves data and other oil and gas information required pursuant to National Instrument 51-101 of the Canadian Securities Administrators ("NI 51-101"). With this news release, Enerplus is reporting these filings as required by NI 51-101. An electronic copy of the AIF may be obtained on Enerplus' SEDAR profile at www.sedar.com or on the Enerplus website at www.enerplus.com, and a copy of the Fund's Form 40-F may be found on the Fund's EDGAR profile at www.sec.gov/edgar.shtml. For further information, please contact Investor Relations at 1-800-319-6462 or e-mail investorrelations@enerplus.com.

Eric Tremblay
Senior Vice-President, Capital Markets

Except for the historical and present factual information contained herein, the matters set forth in this news release, including words such as “expects”, “projects”, “plans” and similar expressions, are forward-looking information that represents management of Enerplus’ internal projections, expectations or beliefs concerning, among other things, future operating results and various components thereof or the economic performance of Enerplus. The projections, estimates and beliefs contained in such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause Enerplus’ actual performance and financial results in future periods to differ materially from any projections of future performance or results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, those described in Enerplus’ filings with the Canadian and U.S. securities authorities. Accordingly, holders of Enerplus Trust Units and potential investors are cautioned that events or circumstances could cause results to differ materially from those predicted.